CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-effective Amendment No.2 to the Registration Statement on Form N-2 filed by RMK Advantage Income Fund, Inc. (the "Fund") of our report dated November 1, 2004, relating to the financial statements of the Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accountants," "Report of Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLC

Memphis, Tennessee
November 4, 2004